EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-37304 and 333-74940 of The Management Network Group, Inc. on Forms S-8 of our report dated March 29, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph for a change in accounting principle in
2002) appearing in the Annual Report on Form 10-K of The Management Network Group, Inc. for the fiscal year ended January 03, 2004.





                           /S/ DELOITTE & TOUCHE LLP

                             KANSAS CITY, MISSOURI
                                 MARCH 31, 2004